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              21   Subsidiaries of the Registrant:

                   -  Meret Communications, Inc., a California corporation

                   -  CEH Holdings, Inc., a Delaware corporation

                        -  B&T Holdings, Inc., a Delaware corporation

                             - Osicom Technologies (formerly Cray
                               Communications, Inc.), a Delaware Corporation

                   -   Digital Products, Inc., a Massachusetts corporation

                   - Distributed Systems International, Inc., an Illinois corporation

                   - Relialogic Technology Corporation, a California corporation

                   -   R-Net International, Inc., a Nevada corporation

                   -   Uni Precision Industrial Limited, incorporated in
                       Hong Kong

                           -  Uni Precision Mould Limited

                           -  Uni Technology Limited

                   - PDP Acquisition Corp., a California corporation , (doing business as Pacific Data Products)

                   -   Sciteq Communications, Inc., a Nevada corporation


(b)   Reports on Form 8-K filed during the quarter ended January 31, 1998
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